UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MGM Growth Properties LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-5513237
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6385 S. Rainbow Blvd., Suite 500 Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-210322

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common shares representing limited liability company interests	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of Class A common shares representing limited liability company interests (the “Shares”) of MGM Growth Properties LLC, a Delaware limited liability company (the “Registrant”).

The Registrant hereby incorporates by reference the description of its Shares to be registered hereunder contained under the heading “Description of Shares of MGP” in the Registrant’s Registration Statement on Form S-11 (file No. 333-210322), initially filed with the Securities and Exchange Commission on March 22, 2016, as amended from time to time thereafter.

The Registrant’s Shares to be registered hereunder have been approved for listing on The New York Stock Exchange under the symbol “MGP.”

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MGM GROWTH PROPERTIES LLC

Date: April 11, 2016	By:	/s/ James C. Stewart
	Name:	James C. Stewart
	Title:	Chief Executive Officer